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                                 EXHIBIT 23(e)

                      CONSENT OF McCONNELL, BUDD & DOWNES
                      -----------------------------------


     We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. dated ________________________ as an Exhibit to the Proxy Statement
                                                  -------
/Prospectus filed as part of the Form S-4 Registration Statement (Registration No. _______) of Fulton Financial Corporation and to the references to our firm as Financial Advisor to Woodstown National Bank & Trust Company in the text of said Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.



December 5, 1996



                                      McConnell, Budd & Downes, Inc.


                                      By:
                                         ---------------------------------------
                                               David A. Budd
                                               Managing Director